November 9, 2005

Securities and Exchange Commission
100 F. Street N.E.
Washington, DC  20549-7561

      Re:   NuWave Technologies, Inc. (the "Registrant")
            Commission File #: 02-28606

Gentlemen:

We have read the Registrant's response to Item 4.01 - Changes in Registrant's Certifying Accountant with respect to Registrant's Current Report on Form 8-K dated November 2, 2005 and filed with the Commission on November 7, 2005 and we agree with the statements made therein regarding our firm in Item 4.01(a). We have no basis to agree or disagree with respect to information regarding the new accounting firm contained in Item 4.01(b) therein. We did not conduct a review of Registrant's financial statements for any period subsequent to June 30, 2005.

Sincerely,


/s/ Weiser LLP
-----------------------------------
Weiser LLP